                                                                  EXHIBIT (e)(7)

                             Distribution Agreement
                                    Exhibit A
                               Pacific Select Fund

Series
------
Blue Chip Portfolio                               Aggressive Growth Portfolio
Aggressive Equity Portfolio                       Emerging Markets Portfolio
Diversified Research Portfolio                    Small-Cap Equity Portfolio
International Large-Cap Portfolio                 Equity Portfolio
I-Net Tollkeeper Portfolio                        Financial Services Portfolio
Health Sciences Portfolio                         Technology Portfolio
Telecommunications Portfolio                      Multi-Strategy Portfolio
Growth LT Portfolio                               Focused 30 Portfolio
Mid-Cap Value Portfolio                           International Value Portfolio
Capital Opportunities Portfolio                   Mid-Cap Growth Portfolio
Global Growth Portfolio                           Equity Index Portfolio
Small-Cap Index Portfolio                         Real Estate Portfolio
Inflation Managed Portfolio                       Managed Bond Portfolio
Money Market Portfolio                            High Yield Bond Portfolio
Equity Income Portfolio                           Research Portfolio
Large-Cap Value Portfolio                         Short Duration Bond Portfolio
Small-Cap Value Portfolio
Main Street Core Portfolio (formerly Large-Cap Core Portfolio)
Comstock Portfolio (formerly Strategic Value Portfolio)

Effective May 1, 2003 agreed to and accepted by:

PACIFIC SELECT FUND

By:   /s/ Thomas C. Sutton                     Attest:  /s/ Audrey L. Milfs
    --------------------------------                --------------------------
    Name:  Thomas C. Sutton                         Name:  Audrey L. Milfs
    Title: Chairman of the Board and Trustee        Title: Secretary


PACIFIC SELECT DISTRIBUTORS, INC.

By:  /s/ Gerald W. Robinson                    Attest:  /s/ Diane N. Ledger
    --------------------------------                --------------------------
    Name:  Gerald W. Robinson                       Name:  Diane N. Ledger
    Title: Chairman & CEO                           Title: Vice President

By:  /s/ Audrey L. Milfs                       Attest:  /s/ Diane N. Ledger
    --------------------------------                --------------------------
    Name:  Audrey L. Milfs                          Name:  Diane N. Ledger

    Title: Secretary                                Title: Vice President